UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date  of  Report  (Date  of  earliest  event reported):   September 1, 2001
                                                               -----------------

                          Southern States Power Company, Inc.
                 (Exact name of registrant as specified in its charter)


                                    Delaware
                  (State  or  other  jurisdiction  of  incorporation)


                0-29356                                  33-0312389
      (Commission  File  Number)            (IRS  Employer  Identification  No.)

 3400 Inland Empire Blvd., Suite 101, Ontario, California              91764
       (Address  of  principal  executive  offices)                 (Zip  Code)


                                (909)  476-3575
              Registrant's  telephone  number,  including  area  code:



                 (Former  name,  address  and  telephone  number)





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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     Effective September 1, 2001, Lawrence W. Taggart resigned as President, Chief Executive Officer, and a Director of the Company. Mr. Taggart will remain independently engaged by the Company as its business and legal advisor under the terms of his existing employment agreement, as modified in an agreement effective September 1, 2001.

     Effective September 1, 2001, concurrent with Mr. Taggart's resignation, the Board of Directors of the Company, consisting of Harrison A. McCoy, III, William
O. Sheaffer, and Anthony Miller, passed a Board Resolution accepting Mr. Taggart's resignation and appointing William O. Sheaffer as President and Chief Operating Officer of the Company, Harrison A. McCoy, III as Chief Executive Officer and Treasurer, and Anthony Miller as Secretary of the Company.


     In August 2001, the Board accepted the resignation of Curtis Wright from the Board of Directors. At the present time, the Board of Directors is reviewing candidates to fill the vacancies on the Board left by the resignations of Mr. Wright and Mr. Taggart.


ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     No  financial  statements  are  required.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

     99.1     Letter  of  Resignation  of  Lawrence  W. Taggart dated August 30,
2001.

     99.2 Memorandum of Understanding and Modification Agreement dated September 1, 2001.

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     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September  6,  2001               Southern  States  Power Company,  Inc.

                                          /s/ William  O.  Sheaffer
                                          ----------------------------------
                                          William  O.  Sheaffer,  President

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